Exhibit 10.20

AMENDMENT NO. 02

Dated February 4, 2005

TO

that certain Loan and Security Agreement No. 4001

dated as of June 7, 2004, as amended (“Agreement”), by and between

LIGHTHOUSE CAPITAL PARTNERS V, L.P. (“lender”) AND

RIVERBED TECHNOLOGY, INC. (“Borrower”).

(All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Agreement.)

Without limiting or amending any other provisions of the Agreement, Lender and Borrower agree to the following:

The “Permitted Indebtedness” definition under Section 1.1 of the Agreement shall be deleted in its entirety and replaced with the following:

“Permitted Indebtedness” means the following:

(a)	any Loans made from time to time by Lender;

(b)	Indebtedness secured by the Permitted Liens;

(c)	Additional Indebtedness in an amount not to exceed Three Million Five Hundred Thousand Dollars ($3,500,000), provided such Indebtedness is subordinate in rights of security to Borrower’s Indebtedness to Lender under this Agreement; and

(d)	Indebtedness to Dell in an amount not to exceed One Hundred Thousand Dollars ($100,000).

Except as amended hereby, the Agreement remains unmodified and unchanged.

BORROWER:		LENDER:

RIVERBED TECHNOLOGY, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	/s/ Randy S. Gottfried	By:	LIGHTHOUSE MANAGEMENT
Name:	Randy S. Gottfried		PARTNERS V, L.L.C., its general partner
Title:	Chief Financial Officer
		By:	/s/ Thomas Conneely
		Name:	Thomas Conneely
		Title:	Vice President